                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Government Securities Income Fund--Monthly Payment U.S. Treasury Series--25, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-00009 of our opinion dated April 14, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'How The Fund Works--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 26, 1999